UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2009

REGIONS FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50831	63-0589368
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 FIFTH AVENUE NORTH

BIRMINGHAM, ALABAMA 35203

(Address of Principal Executive Offices)

(205) 944-1300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01	Other Events.

On November 10, 2009, Regions Financial Corporation (the “Company”) issued and sold $700,000,000 of 7.75% Senior Notes due 2014 (the “Notes”). The Notes were sold pursuant to an Underwriting Agreement (the “Underwriting Agreement”) among the Company and the underwriters listed on Schedule I thereto, dated November 5, 2009. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-142839) filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2007, as supplemented by the final prospectus supplement filed with the SEC on November 9, 2009. The Company received $690,102,000 in proceeds, before expenses, from the sale of the Notes. The Underwriting Agreement is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The terms of the Notes are governed by a senior debt securities indenture, dated as of August 8, 2005, as amended and supplemented by a third supplemental indenture, dated November 10, 2009, between the Company and Deutsche Bank Trust Company Americas, as trustee. The third supplemental indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement for the 7.75% Senior Notes due 2014, dated November 5, 2009, between Regions Financial Corporation and the underwriters listed in Schedule I thereto.

4.1	Third Supplemental Indenture, dated November 10, 2009, between Regions Financial Corporation and Deutsche Bank Trust Company Americas, as trustee.

4.2	Form of 7.75% Senior Notes due 2014 (included in Exhibit 4.1)

5.1	Opinion of Sullivan & Cromwell LLP

8.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGIONS FINANCIAL CORPORATION

Date: November 10, 2009	By:	/S/ JOHN D. BUCHANAN
	Name:	John D. Buchanan
	Title:	Executive Vice President, General Counsel and Corporate Secretary

3